Exhibit 4.2

Execution Version

SUPPLEMENTAL INDENTURE

THIS SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of December 1, 2022, is among Weatherford International, LLC, a Delaware limited liability company (“Weatherford Delaware”), a subsidiary of Weatherford International plc, an Irish public limited company (the “Parent Guarantor”), Weatherford International Ltd., a Bermuda exempted company (the “Issuer”), the Parent Guarantor and Deutsche Bank Trust Company Americas, as trustee under the Indenture referred to herein (in such capacity, the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Issuer, the Parent Guarantor, Weatherford Delaware and the Trustee are parties to an Indenture, dated as of October 27, 2021 relating to the 8.625% Senior Notes due 2030 (the “Notes”) of the Issuer (as amended, supplemented or otherwise modified as of the date hereof, the “Indenture”);

WHEREAS, pursuant to Section 9.01 of the Indenture, the Issuer, the Parent Guarantor, Weatherford Delaware and the Trustee are authorized to execute and deliver this Supplemental Indenture to amend or supplement the Indenture without the consent of any Holder to add a U.S. Restricted Subsidiary of the Parent Guarantor as a co-issuer of the Notes, and to the extent such Subsidiary was a Guarantor prior to such addition, concurrently release the Guarantee of such Subsidiary;

WHEREAS, Weatherford Delaware is a U.S. Restricted Subsidiary of the Parent Guarantor and a Guarantor of the Notes;

WHEREAS, the Issuer desires to amend and supplement the Indenture to evidence the addition of Weatherford Delaware as a co-issuer of the Notes and concurrently release the Guarantee of Weatherford Delaware; and

WHEREAS, the Issuer has delivered to the Trustee, and the Trustee has received, accepted and approved from the Issuer, an Officers’ Certificate and an Opinion of Counsel in accordance with Sections 1.02, 1.03, 9.01(11) and 9.03 of the Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, Weatherford Delaware, the Issuer, the Parent Guarantor, and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.                  CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.                  AGREEMENT TO CO-ISSUE. Weatherford Delaware hereby agrees to become a co-issuer of the Notes and a co-obligor of any and all of the Issuer’s obligations under the Indenture and the Notes, on the same terms and subject to the same conditions as the Issuer, on a joint and several basis. Unless the context otherwise requires, all references to the Issuer, as the issuer of the Notes in the Indenture and the Notes, shall be to the Issuer and Weatherford Delaware, jointly, as co-issuers of the Notes.

3.                  RELEASE OF GUARANTEE: The Guarantee of Weatherford Delaware under the Indenture is hereby unconditionally released in accordance with Section 9.01(11) of the Indenture.

4.                  NEW YORK LAW TO GOVERN. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE AND ENFORCE THIS SUPPLEMENTAL INDENTURE.

5.                  COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. This Supplemental Indenture may be executed in multiple counterparts which, when taken together, shall constitute one instrument. Signatures of the parties hereto transmitted by facsimile, PDF, electronic signature or other electronic transmission shall be deemed to be their original signatures for all purposes.

6.                  EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

7.                  THE TRUSTEE. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

[Remainder of Page Intentionally Left Blank.

Signature Page Follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

WEATHERFORD INTERNATIONAL, LLC
a Delaware limited liability company

By:	/s/ Maximiliano A. Kricorian
Name: Maximiliano A. Kricorian
Title: Vice President and Treasurer

WEATHERFORD INTERNATIONAL LTD.
a Bermuda exempted company

By:	/s/ Maximiliano A. Kricorian
Name: Maximiliano A. Kricorian
Title: Vice President and Treasurer

WEATHERFORD INTERNATIONAL PLC
an Irish public limited company

By:	/s/ Maximiliano A. Kricorian
Name: Maximiliano A. Kricorian
Title: Vice President and Treasurer

[Signature Page to Supplemental Indenture]

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Trustee

By:	/s/ Irina Golovashchuk
Name: Irina Golovashchuk
Title: Vice President

By:	/s/ Chris Niesz
Name: Chris Niesz
Title: Vice President

[Signature Page to Supplemental Indenture]